O'COYNE & PHILLIPS P.S.
ATTORNEYS & COUNSELORS AT LAW
A Professional Services Corporation

* DOUGLAS M. O'COYNE, SR.				                    						LEGAL ASSISTANTS:
+ SCOTT A. NIEBLING			                          							MICHELLE L. HUNT
  ROBERT F.PHILLIPS  1929-1991				             							THERESA SANDERSON

* Admitted to practice in Washington,
  Idaho & the U.S. Tax Court

+ Admitted to practice in Washington




December 11, 1997


RMX REIT, Inc.
Attn: Board of Directors
220 West Mercer Street #400
Seattle, WA  98119


RE:	RMX REIT, Inc.
   	Federal SB Offering
   	Opinion on Federal Income Tax Consequences


Gentlemen:


This opinion is furnished to you in connection with the federal registration under Rule SB of RMX REIT, Inc. ("RMX" hereinafter) regarding the Federal Income Tax Consequences associated with this stock being issued in connection with the federal offering.

In connection with our Opinion, we have reviewed the Articles of Incorporation, the By-laws, the Certified Stock Register, the Records contained in the Corporate Book and such other information, including the representations made by the Officers of the Company, as deemed necessary to adequately form the basis for the opinion expressed herein.


In such examination, we have assumed the genuineness and authenticity of all signatures on the original documents, the authenticity of all items submitted to us and reviewed by us as originals and the conformity with original documents of all items submitted to us as copies.

Our opinion is expressed only with respect to the laws governing Corporations incorporated in the State of Washington which has no Income Tax, and the provision applicable to a Real Estate Investment Trust (REIT) in the Internal Revenue Code of the United States.


Based upon the foregoing, and subject to the further qualifications set forth below, we are of the opinion that;


	1.	The Company qualifies as a REIT for Federal Income Tax
purposes so long as it meets and continues to meet the definition set forth in the Internal Revenue Code for the Company to make the election to file its Federal Income Tax as a REIT.



	2.	The Opinion regarding the Federal Income Tax Consequences
related to the Issuer and its shareholders is attached hereto and incorporated herein as if fully set forth and is incorporated into the body of the Disclosure Document.


This opinion is delivered to you for use with your registration filing with the Securities and Exchange Commission pursuant to Rule SB and is not to be used or relied on by you or any other person for any other purpose.



Sincerely yours,


By:	Original Letter Signed
DOUGLAS M. O'COYNE, SR.
Attorney at Law
DOC/trs

cc:  Company Officers, RMX REIT, Inc.